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THIS AGREEMENT HAS CONFIDENTIAL PORTIONS OMITTED, WHICH PORTIONS HAVE BEEN FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS AGREEMENT WITH "[TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]."


             SUPPLEMENTAL AGREEMENT REGARDING WORKERS' COMPENSATION


This SUPPLEMENTAL AGREEMENT REGARDING WORKERS' COMPENSATION ("Supplemental Agreement") is entered into as of March 15, 2000 by and between Sabre Inc. for itself and on behalf of its wholly-owned subsidiaries ("Sabre"), and American Airlines, Inc. ("AA").

                                   BACKGROUND

A. AA and Sabre entered into a Management Services Agreement ("MSA") dated July 1, 1996, under which AA provides a range of services to Sabre including administration of workers' compensation claims in respect of Sabre's employees.

B. The parent company of AA, AMR Corporation, is distributing a stock dividend on March 15, 2000 which will effect a divestiture of all the stock of Sabre owned by AMR. As a result of this spin-off of AMR's remaining ownership of Sabre, AA and Sabre are modifying certain of the contracts between them, including the MSA. The MSA Amendment now provides that the workers' compensation services of AA (described in Schedule XI of the MSA) will terminate effective July 31, 2000.

C. AA and Sabre wish to clarify the treatment of the administration and payment of workers' compensation claims that may have been incurred before the closing of the spin-off of Sabre referred to above and certain other understandings in respect of the workers' compensation administration services to be terminated.

                                     CLAUSES

NOW, THEREFORE, AA and Sabre agree as follows:

[TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]


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 [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]

5. ACCESS TO INFORMATION. Sabre will provide AA with access to any information that AA may reasonably require with regard to the performance of its obligations under the MSA and this Supplemental Agreement Regarding Workers' Compensation.

6. TERM; GOVERNING LAW. This Supplemental Agreement will remain in effect for a term of two years from its effective date. The validity, interpretation and performance of this Supplemental Agreement are governed by the laws of the State of Texas.

7. MISCELLANEOUS TERMS AND CONDITIONS. To the extent that AA will be invoicing Sabre for amounts owed under this Supplemental Agreement and to the extent any obligation of either party under this agreement could be characterized as a service rendered to the other party, the parties hereby incorporate by reference the terms and conditions of the Management Services Agreement between AA and Sabre, as amended effective March 15, 2000.

IN WITNESS WHEREOF, the parties have caused this Supplemental Agreement to be executed in two or more identical counterparts by their duly authorized representatives.

AMERICAN AIRLINES, INC.                          SABRE INC.

By:                                     By:
    ------------------------                ------------------------
Name:                                   Name:
       ---------------------                   ---------------------
Title:                                  Title:
        ----------------------                  ----------------------









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